Exhibit 23.0

Consent of ParenteBeard LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 29, 2010, on the consolidated financial statements of Northeast Community Bancorp, Inc. as of December 31, 2009 and 2008, and for the years then ended, in the Registration Statement No. 333-135645 on Form S-8 filed with the Securities and Exchange Commission by Northeast Community Bancorp, Inc. with respect to Northeast Community Bank 401(k) Plan.

/s/ Parente Beard LLC
Parente Beard LLC
Clark, New Jersey
March 29, 2010